                                                                     EXHIBIT 4.6

                          REGISTRATION RIGHTS AGREEMENT





         This  REGISTRATION  RIGHTS AGREEMENT (this  "Agreement") is dated as of

                                                      ---------

November  ___,  1996,  and is being  made and  entered  into by and among  AVERY

COMMUNICATIONS  INC.,  a  Delaware  corporation  ("ACI"),  and  the  individuals

                                                   ---

executing this Agreement  (each, a "Holder," and  collectively,  the "Holders"),

                                    ------                            -------

with reference to the following RECITALS:



                                 R E C I T A L S



         A. Pursuant to that certain  Partnership  Interest Purchase  Agreement,

dated as of May 3, 1996, by and among ACI, Avery  Acquisition Sub, Inc., a Texas corporation and a wholly owned  subsidiary of ACI ("Merger  Sub"),  Hold Billing

                                                    -----------

Services,  Ltd.,  a  Texas  limited  partnership  ("Billing"),  Hold  Billing  &

                                                    -------

Collection, L.C., a Texas limited liability company, and the Holders, as amended by that certain First Amendment to Partnership Interest Purchase Agreement dated as of  November  7, 1996 by and among the same (the  "Purchase  Agreement")  and

                                                      -------------------

pursuant to that certain  Partnership  Interest Option Agreement dated as of May

3, 1996 by and among ACI, Merger Sub,  Harold D. Box and David W. Mechler,  Jr.,

as amended by that  certain  First  Amendment  to  Partnership  Interest  Option

Agreement  dated as of  November  7, 1996 by and  among  the same  (the  "Option

                                                                          ------

Agreement"), the Holders have been, or will be, issued shares (collectively, the

---------

"ACI  Shares")  of the common  stock,  par value $.01 per share (the "ACI Common

 -----------                                                          ----------

Stock"), of ACI.

-----



         B. To insure that the Holders  will have  liquidity  in the future with respect to their  Registrable  Stock (as defined below) the Holders wish to have certain registration rights and ACI wishes to grant such rights to the Holders.



         C. Unless the context  otherwise  requires,  each capitalized term used herein that is not defined  herein  shall have the same  meaning as set forth in the Purchase Agreement.



         NOW, THEREFORE,  in consideration of the recitals and of the respective covenants,  representations,  warranties and agreements  herein  contained,  and intending  to be legally  bound  hereby,  the  parties  hereto  hereby  agree as follows:



                                   ARTICLE 1



                              REGISTRATION RIGHTS



         SECTION 1.1  INCIDENTAL REGISTRATION.



                  1.1.1  PIGGYBACK  RIGHTS OF  HOLDERS.  If at any time or times from and after the first  anniversary  of the Closing Date, ACI intends to file prior to the Expiration  Date a Registration  Statement on Form

         S-1, S-2 or S-3 (or other appropriate form) for the registration of equity securities of ACI with the Commission (other than a (i)  Registration  Statement on Form S-4 (or any successor form)

         or relating to a corporate  reorganization  or other  transaction under

         Rule 145, (ii)  Registration  Statement  relating to securities  issued pursuant  to,  or  interests  in,  an  employee  benefit  plan  for the employees of ACI or its affiliates or (iii) Registration Statement on a form  which  does not  permit the  inclusion  of  securities  sold in a secondary offering), then ACI shall notify each Holder at least 30 days

         prior  to  each  such  filing  of  ACI's   intention  to  file  such  a

         Registration Statement.  Such notice shall state the amount and type of securities proposed to be registered thereby.  Upon the written request of a Holder or Holders (each, a "Holder Request," and collectively, the

                                          --------------

         "Holder  Requests")  given  within 20 days  after  receipt  of any such

          ----------------

         notice stating the number of shares of Registrable Stock to be disposed of by such Holder or Holders and the  intended  method of  disposition,

         ACI  will  use  reasonable  efforts  to  cause  the  aggregate  of  the

         Registrable  Stock  designated in the Holder Requests to be included in such  registration  so as to permit the disposition (in accordance with the  methods  specified  in the Holder  Request(s))  by such  Holder or

         Holders  of  the  Registrable  Stock  so  registered,  subject  to  the reductions  specified in Sections 1.1.2 and 1.1.3,  as applicable.  The

                                  ------------------------

         Holders shall be entitled,  subject to such reductions,  to participate in an unlimited number of such registrations.



                  1.1.2  REDUCTIONS  REGISTRABLE  STOCK TO BE  INCLUDED.  If the

         registration  proposed by ACI involves an underwritten  offering of the

         ACI  Securities,  whether or not for sale for the account of ACI, to be distributed (on a best efforts or firm commitment  basis) by or through one  or  more  underwriters,  and  the  managing  underwriter  of  such underwritten offering shall advise ACI in writing that, in its opinion,

         the  registration  of all or a specified  portion of Registrable  Stock

         concurrently   with  the  ACI  Securities  will  adversely  affect  the

         distribution of such ACI Securities by such underwriters,  then ACI may require,  by written notice to each such Holder,  that the distribution of all or a  specified  portion of such  Registrable  Stock be excluded from such registration in accordance with Section 1.6.

                                                   -----------



                  1.1.3  WITHDRAWALS.  ACI may in its  discretion  withdraw  any

         Registration Statement filed pursuant to this Section 1.1 subsequent to

                                                       -----------

         its filing and prior to its  effective  date  without  liability to the

         Holders, other than to pay expenses pursuant to Section 1.4.

                                                         -----------



         SECTION 1.2   INDEMNITY.



                  (a) ACI  will,  and  hereby  does,  indemnify,  to the  extent permitted by law, each Holder, its officers and directors,  if any, and each Person,  if any, who  controls  such Holder  within the meaning of

         Section 15 of the Securities Act, against all losses, claims,  damages,

         liabilities (or proceedings in respect thereof) and expenses (under the

         Securities Act or common law or otherwise), joint or several, caused by any untrue  statement or alleged  untrue  statement of a material  fact contained in any  Registration  Statement  (as declared  effective)  or prospectus filed under Rule 424(b) under the Securities Act (and as amended or supplemented if ACI shall have furnished any amendments or supplements thereto) or any preliminary  prospectus or caused by any omission or alleged  omission to state therein a material fact required to be stated  therein or necessary to make the  statements  therein not misleading, except insofar as:



                           (i) such losses,  claims,  damages,  liabilities  (or

                  proceedings in respect  thereof) or expenses are caused by any untrue  statement or alleged untrue statement made in reliance on or in conformity with any information  furnished in writing to ACI by such Holder expressly for use therein; or



                           (ii) in the case of any  registration  that is not an

                  underwritten   offering,   such   losses,   claims,   damages,

                  liabilities  (or  proceedings in respect  thereof) or expenses result from such Holder selling  Registrable Stock to a Person asserting  the  existence  of an untrue  statement  or alleged

                  untrue   statement  or  omission  or  alleged  omission  in  a

                  preliminary  prospectus  and to whom  there  was not  given or sent, at or prior to the written  confirmation  of the sale of such Registrable  Stock, a copy of the final prospectus or the final  prospectus as then amended or supplemented  but only if such  statement  or  omission  was  corrected  in  such  final prospectus or amended or supplemented  final  prospectus prior to such written confirmation and such Holder was given notice,

                  prior to such written confirmation, of the availability of, or that ACI was  preparing,  such final  prospectus or amended or supplemented final prospectus.



         If the offering  pursuant to any  Registration  Statement  provided for under this Agreement is made through underwriters, no action or failure to  act  on  the  part  of  such  underwriters  (whether  or  not  such

         underwriter   is  an  Affiliate  of  any  Holder)  shall  affect  ACI's

         obligations to indemnify any Holder or any other Person pursuant to the preceding sentence. It is agreed that the indemnity agreement contained in this Section 1.2(a) shall not apply to amounts paid in settlement of any such loss, claim, damage,  liability,  or action if such settlement is  effected  without  the  consent of ACI (which  consent has not been unreasonably withheld).



                  (b) In connection with any  Registration  Statement in which a

         Holder is participating, each such Holder will indemnify, to the extent permitted  by  law,  ACI,  its  officers,  directors,  partners,  legal counsel,  and  accountants,  and  each  underwriter,  if  any,  of  ACI

         Securities covered by such Registration Statement,  and each Person, if any, who controls ACI or such underwriter within the meaning of Section

         15 of the Securities Act, each other Holder and Other Stockholder,  and each of their  officers,  directors,  and  partners,  and  each  Person controlling such other Holder or Other Stockholder  against any losses,

         claims,  damages,  liabilities (or proceedings in respect  thereof) and expenses  (under  the  Securities  Act  or  common  law  or  otherwise)

         resulting from any untrue  statement or alleged  untrue  statement of a material  fact or any omission or alleged  omission of a material  fact required  to be  stated  in the  Registration  Statement  (as  declared effective) or prospectus  filed under Rule 424(b) under the  Securities

         Act or preliminary prospectus or
         any amendment thereof or supplement  thereto,  or necessary to make the statements therein not misleading, but only to the extent that:



                           (i) such untrue  statement  is made in reliance on or

                  in  conformity  with any  information  furnished in writing by such Holder expressly for use therein; or



                           (ii) in the case of any  registration  that is not an

                  underwritten   offering,   such   losses,   claims,   damages,

                  liabilities  (or  proceedings in respect  thereof) or expenses resulting  from such  Holder  selling  Registrable  Stock to a

                  Person  asserting  the  existence  of an untrue  statement  or alleged untrue  statement or omission or alleged omission in a preliminary  prospectus  and to whom  there  was not  given or sent, at or prior to the written  confirmation  of the sale of such  Registrable  Stock, a copy of the final prospectus or of the final  prospectus as then amended or supplemented but only if such  statement  or omission  was  corrected  in such final prospectus or amended or supplemented  final  prospectus prior to such written confirmation and such Holder was given notice,

                  prior to such written confirmation, of the availability of, or that ACI was  preparing,  such final  prospectus or amended or supplemented final prospectus;



         provided,  however, that the obligations of such Holder hereunder shall not apply to amounts paid in  settlement  of any such  claims,  losses,

         damages,  or  liabilities  (or  actions  in  respect  thereof)  if such settlement  is  effected  without  the  consent of such  Holder  (which consent has not been unreasonably withheld);  and provided further that such Holder's  obligations  under this Section 1.2.(b) shall be limited

                                                ---------------

         to an  amount  equal  to the  gross  proceeds  to  such  Holder  of the

         Registrable Stock sold pursuant to such Registration Statement.



                  (c)  Any  Person   entitled  to   indemnification   under  the

         provisions  of Section  1.2.(a) or (b) shall (i) give prompt  notice to

                        -----------------------

         the  indemnifying  party of any claim  with  respect  to which it seeks indemnification,  and (ii) unless in the opinion of counsel  reasonably satisfactory to the  indemnifying  party a conflict of interest between such indemnified and indemnifying  parties may exist in respect of such claim,  permit  such  indemnifying  party to assume the defense of such claim,  with counsel  reasonably  satisfactory to the indemnified party

         (who shall not,  except with the consent of the  indemnified  party, be counsel to the indemnifying  party); and if such defense is so assumed,

         such indemnifying party shall not enter into any settlement without the

         consent  of  the  indemnified  party  if  such  settlement   attributes

         liability to the indemnified  party and such  indemnifying  party shall not be subject to any  liability  for any  settlement  made without its

         consent   (which  shall  not  be   unreasonably   withheld);   and  any

         underwriting  agreement  entered into with respect to any  Registration

         Statement  provided for under this Agreement  shall so provide.  In the event an  indemnifying  party shall not be entitled,  or elects not, to assume the  defense of a claim,  such  indemnifying  party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties  indemnified by such  indemnifying  party in respect of such claim. Such
         indemnity  shall  remain in full  force and  effect  regardless  of any investigation  made by or on  behalf  of a  participating  Holder,  its officers,  directors or any Person, if any, who controls such Holder as aforesaid,  and shall  survive the transfer of such  securities by such

         Holder.



                  (d) If for any reason the foregoing  indemnity is unavailable,

         then the  indemnifying  party  shall  contribute  to the amount paid or payable by the  indemnified  party as a result of such losses,  claims,

         damages,   liabilities  or  expenses  (i)  in  such  proportion  as  is

         appropriate   to  reflect  the  relative   benefits   received  by  the

         indemnifying  party on the one hand  and the  indemnified  party on the other or (ii) if the  allocation  provided  by clause  (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated,  in such proportion as is appropriate to reflect not only the relative  benefits  received by the indemnifying  party on the one hand  and the  indemnified  party on the other but also the  relative  fault of the  indemnifying  party and the

         indemnified   party   as  well   as  any   other   relevant   equitable

         considerations.  Notwithstanding  the  foregoing,  no  Holder  shall be required to  contribute  any amount in excess of the amount such Holder would  have  been  required  to  pay  to an  indemnified  party  if the indemnity under Section  1.2.(a) or (b), as applicable,  was available.

                         -----------------------

         No person guilty of fraudulent misrepresentation (within the meaning of

         Section 11(f) of the Securities  Act) shall be entitled to contribution

         from   any   Person   who   was   not   guilty   of   such   fraudulent

         misrepresentation.  The relative fault of the indemnifying party and of the Indemnified  Party shall be determined by reference to, among other things,  whether the untrue or alleged  untrue  statement of a material fact or the omission to state a material  fact  relates to  information supplied by the indemnifying  party or by the indemnified party and the

         parties'  relative  intent,  knowledge,  access  to  information,   and

         opportunity to correct or prevent such statement or omission.



                  (e) An  indemnifying  party shall make payments of all amounts required  to be  made  pursuant  to the  foregoing  provisions  of this

         Section 1.2 to or for the account of the indemnified party from time to

         -----------

         time  promptly  upon receipt of bills or invoices  relating  thereto or when otherwise due and payable.



                  (f)  Notwithstanding  the  foregoing,  to the extent  that the

         provisions  on  indemnification  and  contribution   contained  in  the

         underwriting agreement entered into in connection with the underwritten public  offering are in conflict  with the  foregoing  provisions,  the provisions in the underwriting agreement shall control.



         SECTION 1.3   REGISTRATION PROCEDURES.



                  (a)  Whenever  the Holders have  properly  requested  that any

         Registrable  Stock be registered  pursuant to Section 1.1, ACI will use

                                                       -----------

         reasonable  efforts to effect the  registration  in  furtherance of the sale of such  Registrable  Stock in accordance with the intended method of  disposition  thereof,  and in connection  with any such request ACI will:

                           (i)  prepare  and  file  with  the  Commission   such

                  amendments and supplements to such Registration  Statement and

                  the  prospectus  used  in  connection   therewith  as  may  be

                  necessary to keep such  Registration  Statement  effective for such period (not to exceed 90 days) as will terminate when all

                  Registrable Stock covered by such Registration  Statement have been sold and comply with the provisions of the Securities Act with respect to the  disposition of all securities  covered by such  Registration  Statement during such period in accordance with  the  intended  methods  of  disposition  by the  sellers thereof set forth in such Registration Statement;



                           (ii) furnish to each seller of Registrable Stock such

                  number  of  copies  of  such  Registration   Statement,   each

                  amendment and  supplement  thereto (in each case including all

                  exhibits   thereto),   the   prospectus   included   in   such

                  Registration    Statement    (including    each    preliminary

                  prospectus),  each amendment and  supplement  thereto and such other documents as such seller may reasonably request in order to facilitate the disposition of the  Registrable  Stock owned by such seller;



                           (iii) use  reasonable  efforts to register or qualify

                  such Registrable Stock under such other securities or blue sky laws of such  jurisdictions as any seller reasonably  requests and  do any  and  all  other  acts  and  things  which  may be reasonably  necessary  or  advisable  to enable such seller to consummate  the  disposition  in  such  jurisdictions  of  the

                  Registrable  Stock owned by such  seller;  provided,  however,

                  that ACI will not be required to (A) qualify  generally  to do business or subject  itself to  taxation  in any  jurisdiction where it would not  otherwise  be  required  to  qualify or be subject  but for this  subparagraph  (iii),  or (B) consent to general service of process in any such jurisdiction;



                           (iv) use reasonable  efforts to cause the Registrable

                  Stock covered by such Registration  Statement to be registered with or approved by such other Governmental Authorities as may

                  be  reasonably   necessary  by  virtue  of  the  business  and

                  operations  of ACI to enable the seller or sellers  thereof to consummate the disposition of such Registrable Stock;



                            (v) (A)  notify  each  seller  of  such  Registrable

                  Stock,  at any time  when a  prospectus  relating  thereto  is required  to be  delivered  under the  Securities  Act, of the happening  of any event as a result  of which  the  prospectus included  in such  Registration  Statement  contains an untrue statement  of a material  fact or omits to state any  material fact  required to be stated  therein or  necessary to make the

                  statements   therein  not   misleading,   and  (B)  prepare  a

                  supplement  or  amendment  to  such  prospectus  so  that,  as thereafter  delivered to the  purchasers  of such  Registrable

                  Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements  therein not misleading;

                           (vi)  (A)  use   reasonable   efforts  to  cause  all

                  Registrable Stock to be listed on each securities  exchange or stock  market  on which  the  Common  Stock is then  listed or quoted,  and (B) unless  the same  already  exists,  provide a transfer agent, registrar and CUSIP number for all Registrable

                  Stock not later than the  effective  date of the  Registration

                  Statement;



                          (vii) make  available for inspection at the offices of

                  ACI during regular business hours by any seller of Registrable

                  Stock,  any  underwriter   participating  in  any  disposition

                  pursuant  to such  Registration  Statement  and any  attorney,

                  accountant  or other  agent  retained  by any such  seller  or underwriter,  such  financial  and  other  records,  pertinent

                  corporate   documents  and  properties  of  ACI  as  shall  be

                  reasonably  requested  by them and be necessary to enable them to exercise their due diligence responsibility; and



                           (viii) use its reasonable efforts to otherwise comply

                  with all applicable rules and regulations of the Commission.



                  (b) In connection with any registration  effected  pursuant to this Section 1.1, the Holders who have requested that their  securities

              -----------

         be registered pursuant to such Registration  Statement shall provide to

         ACI  such  information  as may  be  reasonably  requested  by ACI to be required for inclusion in such Registration  Statement  pursuant to the

         Securities Act and the rules and regulations thereunder.



                  (c) Each  Holder  agrees by  acquisition  of such  Registrable

         Stock and the registration  rights thereunder that, upon receipt of any notice from ACI of the happening of any event of the kind  described in

         Section 1.3(a)(v),  such Holder will forthwith discontinue  disposition

         -----------------

         of Registrable  Stock pursuant to the Registration  Statement  covering such Registrable Stock until such Holder's receipt of the copies of the

         supplemented  or  amended  prospectus   contemplated  by  such  Section

                                                                         -------

         1.3(a)(v),  and, if so directed by ACI, such Holder will deliver to ACI

         ---------

         (at ACI's expense) all copies, other than permanent file copies then in such Holder's  possession,  of the prospectus covering such Registrable

         Stock  current at the time of receipt of such notice.  In the event ACI shall give any such notice,  the period mentioned in Section  1.3(a)(i)

                                                              ------------------

         shall be  extended  by the number of days  during  the period  from and including  the date of the giving of such  notice  pursuant  to Section

                                                                         -------

         1.3(a)(v)  to and  including  the date when each seller of  Registrable

         ---------

         Stock covered by such  Registration  Statement  shall have received the copies of the supplemented or amended  prospectus  contemplated by such

         Section 1.3(a)(v).

         -----------------



         SECTION 1.4 EXPENSES.  All Registration  Expenses incurred in effecting any registration, qualifications or compliance pursuant to this Agreement, shall be  borne  by ACI.  All  Selling  Expenses  relating  to  Registrable  Stock  so registered shall be borne by such Holders, pro rata according to the quantity of

Registrable Stock included in such registration along with any other expenses in connection  with the  registration  required  to be borne by the Holders of such

Registrable Stock.

         SECTION 1.5 LIMITATION ON REGISTRATION.  Notwithstanding the foregoing,

under no circumstances will ACI be obligated to cause any registration  effected pursuant to this Agreement to remain  effective  after the Expiration Date or to include  any  Registrable  Stock  in  a  Registration  Statement  which  becomes effective after the Expiration Date.



         SECTION  1.6   ALLOCATION  OF   REGISTRATION   OPPORTUNITIES.   In  any

circumstance in which the Registrable Stock and other shares of ACI Common Stock

(including  shares of common stock issued or issuable upon  conversion of shares of any currently  unissued series of preferred  stock of ACI) with  registration rights (the "Other Shares") requested to be included in a registration on behalf

             ------------

of the Holders or other selling stockholders ("Other Stockholders") cannot be so

                                               ------------------

included  as a result  of  limitations  of the  aggregate  number  of  shares of

Registrable Stock and Other Shares that may be so included, the number of shares of Registrable Stock and Other Shares that may be so included shall be allocated among the Holders and Other Stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable  Stock and Other Shares that would be held by such  Holders  and  Other  Stockholders,  assuming  conversion;

provided, however that such allocation shall not operate to reduce the aggregate

number  of   Registrable   Stock  and  Other  Shares  to  be  included  in  such

registration,  if any Holder or Other  Stockholder does not request inclusion of the maximum number of shares of Registrable  Stock and Other Shares allocated to him pursuant to the  above-described  procedure,  the  remaining  portion of his allocation  shall be  reallocated  among  those  requesting  Holders  and  Other

Stockholders  whose  allocations  did not satisfy their requests pro rata on the basis of the number of shares of Registrable  Stock and Other Shares which would be held by such Holders and Other Stockholders,  assuming  conversion,  and this procedure  shall be repeated  until all of the shares of  Registrable  Stock and

Other Shares which may be included in the  registration on behalf of the Holders and Other Stockholders have been so allocated.



         SECTION 1.7 DELAY OF  REGISTRATION.  No Holder  shall have any right to take any action to restrain,  enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.



                                    ARTICLE 2



                             UNDERWRITTEN OFFERINGS



         SECTION 2.1 UNDERWRITING ARRANGEMENTS.  If ACI or holders of securities initially  requesting or demanding such  registration  have  determined to enter into an underwriting agreement in connection therewith,  all shares constituting

Registrable Stock to be included in such  registration  shall be subject to such underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided in the underwriting  arrangements  approved  by such  Persons so  determining  to enter therein and completes and executes all questionnaires, indemnities, underwriting agreements and other reasonable documents which must be executed under the terms of such underwriting arrangements.

         If  requested  by the  underwriters  for any  underwritten  offering of

Registrable  Stock,  ACI will enter into an  underwriting  agreement  that shall contain  such  representations  and  warranties  by ACI and such other terms and provisions as are customarily contained in underwriting  agreements with respect to secondary distributions.



         SECTION 2.2 SELECTION OF  UNDERWRITERS.  If ACI at any time proposes to register any ACI Securities for sale for its own account and such securities are to be distributed by or through one or more  underwriters,  the selection of the underwriter(s),  including,  without  limitation,  the managing  underwriter(s),

shall be made by ACI.



         SECTION 2.3 HOLDBACK AGREEMENTS.  If any registration  pursuant to this

Agreement  shall be in connection  with an underwritten  public  offering,  each

Holder  agrees,  if so required by the managing  underwriter,  not to effect any public sale or  distribution  of  Registrable  Stock (other than as part of such underwritten public offering) within 30 days prior to the effective date of such

Registration   Statement  or  18  months  after  the  effective   date  of  such

Registration Statement.



                                    ARTICLE 3



                           DEFINITION AND CONSTRUCTION



         SECTION 3.1       DEFINITION OF CERTAIN TERMS.



         Except as otherwise  expressly provided or unless the context otherwise requires,  the  terms  defined  in  this  Section  3.1,  whenever  used  in this

Agreement,  shall have the respective  meanings assigned to them in this Section for all  purposes  of this  Agreement,  and  include  the  plural as well as the singular.



         As used herein, the following terms have the following meanings:



         ACI:  as defined in the first paragraph of this agreement.



         ACI COMMON STOCK:  as defined in the Recitals to this Agreement.



         ACI SECURITIES:  securities issued by ACI.



         ACI SHARES:  as defined in the Recitals to this Agreement.



         AGREEMENT: this instrument as originally executed, or as it may be from time to time  supplemented  or  amended by one or more  supplements  or amendments hereto entered pursuant to the applicable provisions hereof.



         ACQUISITION: the acquisition by ACI of Billing pursuant to the Purchase

         Agreement and Option Agreement.

         COMMISSION:  the United States  Securities and Exchange  Commission and

         any successor federal agency having similar powers.



         EXPIRATION  DATE:  the earlier of (i) three years from the date hereof,

         or (ii) the  earliest  date on which  any  Holder  may sell  shares  of

         Registrable  Stock  under  Section  (k) of Rule  144 (or any  successor provision).



         GOVERNMENTAL  AUTHORITY:  the United  States of  America,  any state or

         other  political   subdivision   thereof  and  any  entity   exercising

         executive,   legislative,   judicial,   regulatory  or   administrative

         functions of or pertaining to government within any such jurisdiction.



         HOLD:  as defined in the Recitals to this Agreement.



         HOLDER:  as defined in the first paragraph of this Agreement.



         HOLDERS:  as defined in the first paragraph of this Agreement.



         HOLDER REQUEST:  as defined in Section 1.1.1.



         HOLDER REQUESTS:  as defined in Section 1.1.1.



         MERGER SUB:  as defined in the Recitals to this Agreement.



         NASDAQ:  The Nasdaq Stock Market,  including  both the National  Market

         System and the Small Cap System.



         OPTION AGREEMENT:  as defined in the Recitals to this Agreement.



         OTHER SHARES:  as defined in Section 1.6.



         OTHER STOCKHOLDERS:  as defined in Section 1.6.



         PERSON: any individual,  corporation (including a business trust) joint stock company,  partnership,  joint  venture,  trust,  estate,  limited

         liability   company,    unincorporated   association,    unincorporated

         organization, Governmental Authority or any other entity.



         PURCHASE AGREEMENT:  as defined in the Recitals to this Agreement.



         REGISTER, REGISTERED AND REGISTRATION: refer to a registration effected by filing a  Registration  Statement in compliance  with the Securities

         Act,  and  the  declaration  or  ordering  by  the  Commission  of  the effectiveness of such Registration Statement.



         REGISTRABLE STOCK: the ACI Shares held by the Holders from time to time and all  shares of Common  Stock  issued by ACI in  respect of such ACI

         Shares.

         REGISTRATION   EXPENSES:   all  expenses   incurred  in  effecting  any

         registration pursuant to this Agreement, including, without limitation,

         all registration,  qualification,  and filing fees,  printing expenses,

         escrow fees, fees and  disbursements  of counsel for ACI, blue sky fees and expenses, and expenses of any regular or special audits incident to or required  by any such  registration,  but shall not include  Selling

         Expenses,  fees and  disbursements  of counsel  for the Holders and the compensation  of regular  employees of ACI,  which shall be paid in any event by ACI.



         REGISTRATION   STATEMENT:  a  registration  statement  prepared  on  an

         appropriate form promulgated under the Securities Act.



         RULE 144: Rule 144 (or any successor  provision)  under the  Securities

         Act.



         RULE 145: Rule 145 (or any successor  provision)  under the  Securities

         Act.



         SECURITIES ACT:  the Securities Act of 1933.



         SELLING EXPENSES: all underwriting  discounts,  selling commissions and stock  transfer taxes  applicable to the sale of Registrable  Stock and fees and  disbursements  of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).



         SECTION 3.2  RULES OF CONSTRUCTION



                  (a) "This  Agreement"  means  this  instrument  as  originally executed or as it may be from time to time  supplemented  or amended by one or more  supplements or amendments  hereto entered  pursuant to the applicable provisions hereof;



                  (b) "includes" and "including" are not limiting,  and, in each case,  shall  be  construed  as  if  followed  by  the  words  "without limitation," "but not limited to" or words of similar import;



                  (c) "may not" is prohibitive, and not permissive;



                  (d) "shall" is mandatory, and not permissive;



                  (e) "or" is not exclusive  [i.e.,  if a party "may do (a), (b)

         or (c)," then the party may do all of,  any one of, or any  combination of, (a), (b) or (c)] unless the context expressly provides otherwise;



                  (f) all references in this instrument to designated  Articles,

         Sections,  Exhibits,  and  Schedules  are to the  designated  Articles,

         Sections,  Exhibits,  and  Schedules of this  instrument  as originally executed;

                  (g)  all  references   herein  to   constitutions,   treaties,

         statutes, laws, rules, regulations, ordinances, codes or orders include any successor  thereto or replacement  thereof,  include any amendment,

         modification or supplements  thereof or thereto from time to time, and,

         include all rules and  regulations  promulgated  thereunder or pursuant thereto;



                  (h) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar  import  refer to this  Agreement as a whole and not to any particular Article, Section or other subdivision; and



                  (i) all terms used herein which are defined in the  Securities

         Act,  the  Exchange  Act  or  the  rules  and  regulations  promulgated thereunder have the meanings  assigned to them therein unless otherwise defined herein.



                                    ARTICLE 4



                               GENERAL PROVISIONS



         SECTION 4.1 SEVERABILITY. If any provision of this Agreement, including

any  phrase,   sentence,   clause,  Section  or  subsection  is  inoperative  or

unenforceable for any reason,  such  circumstances  shall not have the effect of rendering the provision in question  inoperative or  unenforceable  in any other case or circumstance,  or of rendering any other provision or provisions  herein contained invalid, inoperative, or unenforceable to any extent whatsoever.



         SECTION 4.2 NOTICES. All notices, requests,  demands, waivers and other communications  required or permitted to be given under this Agreement  shall be in  writing  and  shall be  deemed  to have  been  duly  given if (a)  delivered personally,  (b) mailed by  first-class,  registered or certified  mail,  return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram.



                  (a) if to ACI, to,



                           Avery Communications, Inc.

                           190 S. LaSalle Street

                           Suite 1410

                           Chicago, Illinois   60603

                           Attention:  Patrick J. Haynes, III



                  (b) if to the Holders, to their respective addresses listed on the signature pages,



or, in each case,  at such other  address as may be  specified in writing to the other parties hereto.



         All such notices,  requests,  demands, waivers and other communications shall be deemed to have been  received  (w) if by  personal  delivery on the day after such  delivery,  (x) if by certified or  registered  mail,  on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or  telegram,  on the  next day  following  the day on which  such  telecopy  or telegram was sent,  provided that a copy is also sent by certified or registered mail.



         SECTION 4.3 HEADINGS.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or  interpretation of this Agreement.



         SECTION 4.4 ENTIRE  AGREEMENT.  This Agreement  constitutes  the entire agreement and supersede all prior  agreements and  understandings,  both written and oral, between the parties with respect to the subject matter hereof.



         SECTION 4.5  COUNTERPARTS.  This  Agreement  may be executed in several counterparts,  each of which shall be deemed an original  and all of which shall together constitute one and the same instrument.



         SECTION 4.6 GOVERNING LAW, ETC. This Agreement shall be governed in all respects,  including as to validity,  interpretation and effect, by the internal laws of the State of Texas,  without giving effect to the conflict of laws rules thereof.  ACI and each Holder hereby  irrevocably  submit to the jurisdiction of the courts of the State of Texas and the Federal  courts of the United States of

America  located in the State of Texas,  City and  County of  Dallas,  solely in respect  of the  interpretation  and  enforcement  of  the  provisions  of  this

Agreement and of the documents referred to in this Agreement,  and hereby waive,

and agree not to assert, as a defense in any action,  suit or proceeding for the interpretation  or enforcement  hereof or of any such  document,  that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Texas State or

Federal  court.  ACI and each Holder hereby  consent to and grant any such court jurisdiction  over the person of such parties and over the subject matter of any such  dispute and agree that  mailing of process or other  papers in  connection with any such action or proceeding in the manner  provided in Section 4.2, or in such other  manner as may be  permitted  by law,  shall be valid and  sufficient service thereof.



         SECTION 4.7 BINDING  EFFECT.  This Agreement  shall be binding upon and inure  to  the  benefit  of the  parties  hereto  and  their  respective  heirs,

successors and permitted assigns.



         SECTION 4.8  ASSIGNMENT.  This  Agreement  shall not be  assignable  or otherwise  transferable by any party hereto without the prior written consent of the other parties hereto.



         SECTION 4.9 NO THIRD  PARTY  BENEFICIARIES.  Nothing in this  Agreement shall confer any rights upon any person or entity other than the parties  hereto and their respective heirs, successors and permitted assigns.

         SECTION 4.10  AMENDMENT;  WAIVERS,  ETC. No amendment,  modification or discharge of this Agreement, and no waiver hereunder,  shall be valid or binding unless  set  forth in  writing  and duly  executed  by the  party  against  whom enforcement of the amendment,  modification,  discharge or waiver is sought. Any such waiver shall  constitute a waiver only with respect to the specific  matter described  in such  writing  and shall in no way  impair the rights of the party granting  such  waiver in any other  respect or at any other  time.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement,  nor the failure by any of the parties,  on one or more  occasions,  to  enforce  any of the  provisions  of this  Agreement  or to exercise any right or privilege hereunder, shall be construed as a waiver of any other  breach  or  default  of a similar  nature,  or as a waiver of any of such provisions,  rights or  privileges  hereunder.  The rights and  remedies  herein provided are cumulative and are not exclusive of any rights or remedies that any party may  otherwise  have at law or in equity.  The rights and  remedies of any party based upon,  arising out of or otherwise in respect of any  inaccuracy  or breach of any  representation,  warranty,  covenant or  agreement  or failure to fulfill  any  condition  shall in no way be  limited  by the fact  that the act,

omission,  occurrence  or other  state of facts upon which any claim of any such inaccuracy  or  breach  is based  may also be the  subject  matter  of any other representation,  warranty,  covenant  or  agreement  as  to  which  there  is no inaccuracy or breach.



                   [Balance of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



AVERY COMMUNICATIONS, INC.                   HOLDERS





By:______________________________            __________________________

         Patrick J. Haynes, III              Joseph W. Webb

         Chairman of the Board               Address:__________________

                                             __________________________





                                             __________________________

                                             James A. Young

                                             Address:__________________

                                             __________________________





                                             __________________________

                                             Edward L. Dunn

                                             Address:__________________

                                             __________________________







                                             __________________________

                                             Philip S. Dunn

                                             Address:__________________

                                             __________________________







                                             __________________________

                                             Harold D. Box

                                             Address:__________________

                                             __________________________







                                             __________________________

                                             David W. Mechler, Jr.

                                             Address:__________________

                                             __________________________